Exhibit 4.1

THIS OPTION MAY NOT BE EXERCISED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), COVERING THE ISSUANCE OF THE SHARES ACQUIRED UPON SUCH EXERCISE OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

IF THE SHARES ACQUIRED UPON EXERCISE OF THIS OPTION ARE ISSUED WITHOUT REGISTRATION UNDER THE ACT, SUCH SHARES MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE  ACT COVERING THE TRANSFER OR AN OPINION OF COUNSEL, SATISFACTORY TO THE ISSUER, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.

KEY ENERGY SERVICES, INC.

STOCK OPTION AGREEMENT

NONSTATUTORY STOCK OPTION

(Not Issued Under the Key Energy Group, Inc. 1997 Incentive Plan)

Optionee:

1.             Grant of Stock Option.  As of the Grant Date (identified in Section 25 below), Key Energy Services, Inc., a Maryland corporation  (the “Company”), hereby grants a nonstatutory stock option (the “Option”) to the Optionee (identified above), an Employee or Outside Director of, or Consultant to (as each such term is defined in Section 2 below), the Company, to purchase the number of shares of the Company’s common stock, $0.10 par value per share (the “Common Stock”), identified in Section 25 below (the “Shares”), subject to the terms and conditions of this agreement (the “Agreement”).  The Shares, when issued to Optionee upon the exercise of the Option, shall be fully paid and nonassessable.

The Option is not an “incentive stock option” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

The Option is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.

2.             Definitions. The following terms shall have the meanings set forth below:

a.             Board.  The Board of Directors of the Company.

b.             Cause.  When used in connection with the termination of an Optionee’s Employment, shall mean the termination of the Optionee’s Employment by the Company by reason of (i) the conviction of the Optionee by a court of competent jurisdiction as to which no further appeal can be taken of a crime involving moral turpitude or a felony; (ii) the proven commission by the Optionee of an act of fraud upon the Company; (iii) the willful and proven theft, embezzlement or other misappropriation of any funds or property of the Company by the Optionee; (iv) the willful and continued failure by the Optionee to perform the material duties assigned to him; (v) the knowing engagement by the Optionee in any direct, material conflict of interest with the Company without compliance with the Company’s conflict of interest policy, if any, then in effect; (vi) the knowing engagement by the Optionee, without the written approval of the Board, in any activity which competes with the business of the Company or which would result in a material injury to the business, reputation or goodwill of the Company; (vii) the unauthorized disclosure of trade secrets or proprietary information of the Company or of a third party who has entrusted such information to the Company, (viii) the knowing and intentional engagement in any activity which would constitute a material violation of the provisions of the Company’s policies and procedures manual, if any, then in effect; or (ix) a termination for Cause as defined in any employment agreement with the Optionee.  For purposes of this definition of “Cause”, the term “Company” shall also refer to any Parent or Subsidiary.

c.             Change in Control.  Any of the events described in and subject to Section 17.

d.             Code.  The Internal Revenue Code of 1986, as amended, and the regulations, interpretations and other authority promulgated thereunder.  References herein to any provision of the Code shall refer to any successor provision thereto.

e.             Committee.  The Committee shall be the Compensation Committee of the Board, or any subcommittee of the Compensation Committee.  The Board shall have the power to fill vacancies on the Committee arising by resignation, death, removal or otherwise.  The Board, in its sole discretion, may bifurcate the powers and duties of the Committee among one or more separate committees, or retain all powers and duties of the Committee in a single Committee.  The members of the Committee shall serve at the discretion of the Board.

Notwithstanding the preceding paragraph, the term “Committee,” as used herein with respect to any Option granted to an Outside Director or a member of the Committee, shall refer to the Board.  In the case of an Option for an Outside Director or a member of the Committee, the Board shall have all the powers and responsibilities of the Committee hereunder as to such Option, and any actions as to such Option may be acted upon only by the Board (unless it otherwise designates in its discretion).

f.              Common Stock.  The common stock of the Company, $0.10 par value per share, and any class of common stock into which such common shares may hereafter be converted, reclassified or recapitalized.

g.             Company.  Key Energy Services, Inc., a corporation organized under the laws of the State of Maryland, and any successor in interest thereto.

h.             Consultant.  An independent agent, consultant, attorney, an individual who has agreed to become an Employee, or any other individual who is not an Outside Director or employee of the Company (or any Parent or Subsidiary) and who, in the opinion of the Committee, is in a position to contribute materially to the growth or financial success of the Company (or any Parent or Subsidiary).

i.              Disability.  As determined by the Committee in its discretion exercised in good faith, a physical or mental condition of the Employee that would entitle him to payment of disability income payments under the Company’s long term disability insurance policy  or plan for employees, as then effective, if any; or in the event that the Optionee is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan.  “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.  A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Optionee shall submit to an examination by such physician upon request.

j.              Employee.  Any employee of the Company (or any Parent or Subsidiary) within the meaning of Section 3401(c) of the Code who, in the opinion of the Committee, is one of a select group of executive officers, other officers, or other key personnel of the Company (or any Parent or Subsidiary), who is in a position to contribute materially to the growth and development and to the financial success of the Company (or any Parent or Subsidiary), including, without limitation, officers who are members of the Board.

k.             Employment.  Employment by the Company (or any Parent or Subsidiary), or by any corporation issuing or assuming an Option in any transaction described in Section 424(a) of the Code, or by a parent corporation or a subsidiary corporation of such corporation issuing or assuming such Option, the parent-subsidiary relationship shall be determined at the time of the corporate action described in Section 424(a) of the Code.  In this regard, neither the transfer of a Optionee from Employment by the Company to Employment by any Parent or Subsidiary, nor the transfer of a Optionee from Employment by any Parent or Subsidiary to Employment by the Company, shall be deemed to be a termination of Employment of the Optionee.  Moreover, the Employment of an Optionee shall not be deemed to have been terminated because of absence from active Employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active Employment granted for reasons of professional advancement, education, health, or government service, or during military leave for any period (if the Optionee returns to active Employment within 90 days after the termination of military leave), or during any period required to be treated as a leave of absence by virtue of any applicable statute, Company personnel policy or agreement.

The term “Employment” for purposes hereof  will also include compensatory services performed by a Consultant for the Company (or any Parent or Subsidiary) as well as membership on the Board by an Outside Director.

l.              Employment Agreement. At any time, any agreement in effect at such time between the Company or any of its Subsidiaries and the Optionee, whether dated before or after the date of the Option, which relates to the Employment of the Optionee by the Company or any of its Subsidiaries or compensation to be paid following the termination of the Employment of the Optionee by the Company or any of its Subsidiaries.

m.            Exchange Act.  The Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

n.             Fair Market Value.  The fair market value of one share of Common Stock on the date in question, which is deemed to be (i) the closing sales price on the immediately preceding business day of a share of Common Stock as reported on the principal securities exchange on which Shares are then listed or admitted to trading, or (ii) if not so reported, the average of the closing bid and asked prices for a Share on the immediately preceding business day as quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or (iii) if not quoted on NASDAQ, the average of the closing bid and asked prices for a Share as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System.  If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.

If the Common Stock is not traded in accordance with clauses (i), (ii) or (iii) of the preceding paragraph at the time a determination of its Fair Market Value is required to be made hereunder, the determination of Fair Market Value for purposes hereof shall be made by the Committee in its discretion exercised in good faith.  In this respect, the Committee may rely on such financial data, valuations or experts as it deems advisable under the circumstances.

o.             Insider.  An individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

p.             Optionee.  Any Employee, Consultant or Outside Director who is granted an Option.

q.             Option Price.  The exercise price at which the Shares may be purchased by the Optionee of a Stock Option.

r.              Outside Director.  A member of the Board who is not, at the time of grant of an Option, an employee of the Company or any Parent or Subsidiary.

s.             Parent.  Any corporation (whether now or hereafter existing) which constitutes a “parent” of the Company, as defined in Section 424(e) of the Code.

t.              Stock Option or Option.  A stock option granted to an Employee, Consultant or Outside Director, pursuant to which the Optionee has the right to purchase Shares of Common Stock and which is not intended to qualify an “incentive stock option” under Section 422 of the Code.

u.             Subsidiary.  Any corporation (whether now or hereafter existing) which constitutes a “subsidiary” of the Company, as defined in Section 424(f) of the Code.

3.             Option Term.  The Option shall commence on the Grant Date (identified in Section 25 below) and terminate on the date immediately prior to the tenth (10th) anniversary of the Grant Date.  The period during which the Option is in effect and may be exercised is referred to herein as the “Option Period”.

4.             Option Price.  The Option Price per Share is identified in Section 25 below.

5.             Vesting.  The total number of Shares subject to this Option shall vest in accordance with the Vesting Schedule (identified in Section 25 below).  The Shares may be purchased at any time after they become vested, in whole or in part, during the Option Period; provided, however, the Option may only be exercisable to acquire whole Shares.  The right of exercise provided herein shall be cumulative so that if the Option is not exercised to the maximum extent permissible after vesting,  the vested portion of the Option shall be exercisable, in whole or in part, at any time during the Option Period.

6.             Method of Exercise.  The Option is exercisable by delivery of a written notice of exercise to the attention of the Secretary of the Company in the form attached hereto as Exhibit A, no fewer than five business days prior to the proposed effective date of exercise, signed by the Optionee, specifying the number of Shares to be acquired on, and the effective date of, such exercise.  The Optionee may withdraw notice of exercise of this Option at any time prior to the close of business on the business day preceding the proposed exercise date, and in this instance, the Company will return this Agreement to the Optionee.  No Option may be exercised for fractional shares.

7.             Method of Payment.  The Option Price upon exercise of the Option shall be payable to the Company in cash or its equivalent.

The Committee, in its sole discretion, may allow (i) a “cashless exercise” as permitted under Federal Reserve Board’s Regulation T, 12 CFR Part 220 (or its successor), and subject to applicable securities law restrictions and tax withholdings, or (ii) any other means of exercise which the Committee, in its sole discretion, determines to be consistent with applicable law.

As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to or on behalf of the Optionee, in the name of the Optionee or other appropriate recipient, certificates for the number of Shares purchased under the Stock Option.  Such delivery shall be effected for all purposes when a stock transfer agent of the Company shall have deposited such certificates in the United States mail, addressed to Optionee or other appropriate recipient.

During the lifetime of a Optionee, each Option granted to him shall be exercisable only by the Optionee or a broker-dealer acting on his behalf pursuant to a cashless exercise under the foregoing provisions of this Section 7.  Except as permitted under Section 8, no Option shall be assignable or transferable by Optionee otherwise than by will or by the laws of descent and distribution.

8.             Transferability.

a.             Non-Transferable Options. No Option will be assignable, saleable, or otherwise transferable by a Optionee except by will or by the laws of descent and distribution, except that an Option may be transferable to a charitable trust or other charitable organization or to an educational institution, and no Option will be subject to any encumbrance, pledge, lien, assignment or charge of any nature; provided, however, that, upon the request of the Optionee and pursuant to the consent or authorization of the Committee acting in its sole discretion, an Option may be assignable or otherwise transferable by a Optionee solely to his or her spouse pursuant to a marital settlement or similar agreement or decree of absolute divorce.

No transfer by will or by the laws of descent and distribution or other transfer permitted under this Section 8 shall be effective to bind the Company unless the Committee has been furnished with a copy of the deceased Optionee’s enforceable will, marital settlement or similar agreement, decree of absolute divorce or such other evidence as the Committee deems necessary to establish the validity of the transfer.  Any attempted transfer in violation of this Section 8 shall be void and ineffective.

b.             Ability to Exercise Rights.  Subject to a beneficiary designation pursuant to Section 9, only the Optionee (or his legal guardian in the event of Optionee’s Disability), or in the event of a permitted transfer, his transferee, may exercise Options, receive cash payments and deliveries of Shares, and otherwise assume the rights of the Optionee.

c.             Restrictions on Exercise of Options.  The Committee may further restrict the exercise of any Option by prohibiting such exercise at any time during which and for such period of time as any Optionee (or any transferee thereof permitted hereunder) is engaged in any activity determined by the Committee, after full consideration of the facts presented on behalf of the Company and the Optionee (or any transferee thereof permitted hereunder), to be detrimental to the best interests of the Company and its shareholders.  The Committee shall notify the Optionee (or any transferee thereof permitted hereunder) in writing of any such determination and of the scope and duration of any such restriction.  If the Committee notifies an Optionee (or any transferee thereof permitted hereunder) in detrimental activity and such Optionee (or any transferee thereof permitted hereunder) has exercised or attempts to exercise an Option after such notification but prior to a decision of the Committee based on the full consideration of all the facts presented on behalf of the Company and the Optionee (or any transferee thereof permitted hereunder), the Company shall not be required to recognize such exercise until the Committee has made its decision and, in the event any exercise shall have taken place, it shall be of no force and effect (and void ab initio) if the committee makes an adverse determination; provided, however, that if the Committee finds in favor of the Optionee (or any transferee thereof permitted hereunder), then the Optionee (or any transferee thereof permitted hereunder) will be deemed to have exercised such Option as of the date he or she originally gave written notice of his or her attempt to exercise or actual exercise, as the case may be.  The decision of the Committee as to the detrimental nature of the Optionee’s (or any transferee’s thereof permitted hereunder) activities shall be final, binding and conclusive.

9.             Designation of Beneficiary by Optionee.  The Optionee may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit hereunder is to be paid in case of his death before he receives any or all of such benefit.  Each such designation shall revoke all prior designations by the same Optionee, shall be in a form prescribed by the Committee, and will be effective only when filed by the Optionee in writing with the Committee during the Optionee’s  lifetime.  In the absence of any such designation, benefits remaining unpaid at the Optionee’s death shall be paid to the Optionee’s estate.

10.           Restrictions on Exercise.  The Option may not be exercised if the issuance of such Shares or the method of payment of the consideration for such Shares would constitute a violation of any applicable federal or state securities or other laws or regulations, including, without limitation, the Act, any rule under Part 221 of Title 12 of the Code of Federal Regulations (“Regulation U”) as promulgated by the Federal Reserve Board, or any rules or regulations of any stock exchange on which the Common Stock may be listed.

11.           Rights as a Stockholder.

a.             No Stockholder Rights.  An Optionee of an Option (or a permitted transferee of such Optionee) shall have no rights as a stockholder with respect to any Shares of Common Stock until the issuance of a stock certificate for such Shares.

b.             Representation of Ownership.  In the case of the exercise of an Option by a person or estate acquiring the right to exercise such Option by reason of the death or Disability of an Optionee, the Committee may require reasonable evidence as to the ownership of such Option or the authority of such person and may require such consents and releases of taxing authorities as the Committee may deem advisable.

12.           Listing and Registration of Shares of Common Stock.  The exercise of any Option granted hereunder shall only be effective at such time as counsel to the Company shall have determined that the issuance and delivery of the Shares of Common Stock pursuant to such exercise is in compliance with all applicable laws, regulations of governmental authorities and the requirements of any securities exchange on which Shares of Common Stock are traded.  The Committee may, in its discretion, defer the effectiveness of any exercise of an Option in order to allow the issuance of Shares of Common Stock to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws.  The Committee shall inform the Optionee in writing of its decision to defer the effectiveness of the exercise of an Option.  During the period that the effectiveness of the exercise of an Option has been deferred, the Optionee may, by written notice to the Committee, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

13.           Termination of Employment/Directorship Service.  Voluntary or involuntary termination of the Optionee as an employee of the Company or as a member of the Company’s Board of Directors, and the death or Disability of Optionee, shall affect Optionee’s rights under the Option as follows:

a.             Termination for Cause.  The vested and non-vested portions of the Option shall terminate immediately and shall not be exercisable to any extent if Optionee’s service as an employee or a member of the Company’s Board of Directors is terminated for Cause (as defined herein at the time of such termination).

b.             Other Involuntary Termination or Voluntary Termination.  If Optionee’s service as an employee or as a member of the Company’s Board of Directors is terminated for any reason other than for Cause, death or Disability (as defined herein at the time of termination), then (i) the Option will immediately terminate to the extent it is unvested and (ii) the vested portion of the Option will terminate to the extent not exercised within 90 calendar days after the date of such termination.  In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period or (ii) 90 calendar days after termination of membership on the Company’s Board of Directors.

c.             Death or Disability.  If Optionee’s employment or membership on the Company’s Board of Directors is terminated by death or Disability, then (i) the Option will immediately terminate to the extent it is unvested, and  (ii) the vested portion of the Option will terminate 365 calendar days after the date of such termination to the extent not exercised by Optionee or, in the case of death, by the person or persons to whom Optionee’s rights under the Option have passed by will or by the laws of descent and distribution or, in the case of Disability, by Optionee’s legal representative.  In no event may the Option be exercised by anyone after the earlier of (i) the expiration of the Option Period, or (ii) 365 days after Optionee’s death or termination of employment or membership on the Company’s Board of Directors, due to Disability.

14.           Independent Legal and Tax Advice.  Optionee acknowledges that the Company has advised Optionee to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

15.           Corporate Powers.  The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.  In the event of a “Change in Control” of the Company (as defined herein at the time of such event), vesting of the Option will be accelerated and the Option shall otherwise be affected as set forth herein.

16.           Change in Stock and Adjustments.

a.             Changes in Law or Circumstances.  Subject to Section 17 (which only applies in the event of a Change in Control), in the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights granted hereunder, then, if the Committee should determine, in its absolute discretion, that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject, or which may become subject, to issuance or transfer hereunder, such adjustment shall be made in accordance with such determination.  Such adjustments may include changes with respect to the price per share for outstanding Options.  Any adjustment under this paragraph of an outstanding Option shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code unless otherwise agreed to by the Optionee in writing.  The Committee shall give notice to each applicable Optionee of such adjustment which shall be effective and binding.

b.             Recapitalization of the Company.  Subject to Section 17, if while there are Options outstanding hereunder, the Company shall effect any subdivision or consolidation of shares of Common Stock or other capital readjustment, the payment of a stock dividend, stock split, combination of shares of Common Stock, recapitalization or other increase or reduction in the number of shares of Common Stock outstanding, without receiving compensation therefor in money, services or property, then the number of Options which may thereafter be exercised shall (i) in the event of an increase in the number of shares of Common Stock outstanding, be proportionately increased and the Option Price of the Options awarded shall be proportionately reduced; and (ii) in the event of a reduction in the number of shares of Common Stock outstanding, be proportionately reduced, and the Option Price of the Options awarded shall be proportionately increased.  The Committee shall take such action and whatever other action it deems appropriate, in its discretion, so that the value of each outstanding Option to the Optionee shall not be adversely affected by a corporate event described in this subsection 16(c).

c.             Reorganization of the Company.  Subject to Section 17, if the Company is reorganized, merged or consolidated, or is a party to a plan of exchange with another corporation, pursuant to which reorganization, merger, consolidation or exchange, stockholders of the Company receive any shares of Common Stock or other securities or property, or if the Company should distribute securities of another corporation to its stockholders, each Optionee shall be entitled to receive, in lieu of the number of unexercised Options previously awarded, the number of Stock Options with a corresponding adjustment to the Option Price of said Options, to which he would have been entitled if, immediately prior to such corporate action, such Optionee had been the holder of record of a number of shares of Common Stock equal to the number of the outstanding Options payable in shares of Common Stock that were previously awarded to him.  In this regard, the Committee shall take whatever other action it deems appropriate to preserve the rights of Optionees holding outstanding Options.

d.             Issue of Common Stock by the Company.  Except as hereinabove expressly provided in this Section 16 and subject to Section 17, the issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon any conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of, or Option Price of, any Options then outstanding under previously granted Options.

e.             Acquisition of the Company.  Subject to Section 17, in the case of any sale of assets, merger, consolidation or combination of the Company with or into another corporation other than a transaction in which the Company is the continuing or surviving corporation and which does not result in the outstanding shares of Common Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof (an “Acquisition”), in the absolute discretion of the Committee, any Optionee who holds an outstanding Option shall have the right (subject to any limitation applicable to the Option) thereafter and during the term of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of shares of Common Stock which would have been obtained upon exercise of the Option immediately prior to the Acquisition.  The term “Acquisition Consideration” shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one share of Common Stock upon consummation of an Acquisition.  The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection 16(f).

f.              Assumption of Options by a Successor.  In the event of a dissolution or liquidation of the Company, a sale of all or substantially all of the Company’s assets, a merger or consolidation involving the Company in which the Company is not the surviving corporation, or a merger or consolidation involving the Company in which the Company is the surviving corporation but the holders of shares of the Common Stock receive securities of another corporation and/or other property, including cash, the Committee shall, in its absolute discretion, have the right and power to:

(i)            cancel, effective immediately prior to the occurrence of such corporate event, each outstanding Option (whether or not then exercisable), and, in full consideration of such cancellation, pay to the Optionee to whom such Option was granted an amount in cash equal to the excess of (A) the value, as determined by the Committee, in its absolute discretion, of the property (including cash) received by the holder of a share of Common Stock as a result of such event over (B) the exercise price of such Option, if any; or

(ii)           provide for the exchange of each Option outstanding immediately prior to such corporate event (whether or not then exercisable) for an incentive award on some or all of the property for which such Option is exchanged and, incident thereto, make an equitable adjustment as determined by the Committee, in its absolute discretion, in the exercise price of the incentive award, if any, or the number of shares or amount of property (including cash) subject to the incentive award or, if appropriate, provide for a cash payment to the Optionee to whom such Option was granted in consideration for the exchange of the Option.

The Committee, in its discretion, shall have the authority to take whatever action it deems appropriate to effectuate the provisions of this subsection 16(g).

17.           Change in Control.  Notwithstanding any contrary provision herein, in the event of a Change in Control (as defined below), the following actions shall automatically occur as of the day immediately preceding the Change in Control date, all of the Options then outstanding shall become 100% vested and immediately and fully exercisable.  Notwithstanding any other provision hereof,  the provisions of this Section 17 may not be terminated, amended, or modified to adversely affect any Option theretofore granted without the prior written consent of the Optionee with respect to his outstanding Options subject, however, to the last paragraph of this Section 17.

For all purposes of this Agreement, a “Change in Control” of the Company shall be deemed to have occurred:

a.             If any person (as defined in Section 3(a) (9) of the Exchange Act (or any successor provision), other than the Company, becomes the beneficial owner directly or indirectly of more than twenty-five percent (25%) of the outstanding Common Stock of the Company, determined in accordance with Rule 13d-3 under the Exchange Act (or any successor provisions), or otherwise becomes entitled to vote more than twenty-five percent (25%) of the voting power entitled to be cast at elections for directors (“Voting Power”) of the Company, or in any event such lower percentage as may at any time be provided for in any similar provision for any director or officer of the Company or of any Subsidiary approved by the Board;

b.             If the Company is subject to the reporting requirements of Section 13 or 15(d) (or any successor provision) of the Exchange Act, and any person (as defined in Section 3 (a) (9) of the Exchange Act), other than the Company, purchases shares pursuant to a tender offer or exchange offer to acquire Common Stock of the Company (or securities convertible into or exchangeable for or exercisable person in question is the beneficial owner, directly or indirectly, of more than twenty-five percent (25%) of the outstanding Common Stock of the Company, determined in accordance with Rule 13-3 under the Exchange Act (or any successor provision) or such lower percentages as may at any time be provided for in any similar provision for any director or officer of the Company or of any Subsidiary approved by the Board;

c.             If the stockholders or the Board approve any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation unless such merger is with a Subsidiary at least eighty percent (80%) of the voting power of which is held by the Company or pursuant to which the holders of the Company’s shares of Common Stock immediately prior to such merger or consolidation would not be the holders immediately after such merger or consolidation of at least a majority of the voting power of the Company or such lower percentage as may at any time be provided for in any similar provision for any director or officer of the Company or of any Subsidiary approved by the Board.  The stockholders or the Board shall have approved any sale, lease, exchange or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company; or upon the election of one or more new directors of the company, a majority of the directors holding office, including the newly elected directors, were not nominated as candidates by a majority of the directors in the office immediately before such election.

As used in the definition of “change of control”, “Common Stock” means the Common Stock, or if changed, the capital stock of the Company as it shall be constituted from time to time entitling the holders thereof to share generally in the distribution of all assets available for distribution to the Company’s stockholders after the distribution to any holders of capital stock with preferential rights.

Notwithstanding the occurrence of any of the foregoing events of this Section 17 which would otherwise result in a Change in Control, the Board may determine in its discretion, if it deems it to be in the best interest of the Company, that an event or events otherwise constituting a Change in Control shall not be considered a occurrence of an event that otherwise would be or probably would lead to a Change in Control; or after such event if made by the Board a majority of which is composed of directors who were members of the Board immediately prior to the event that otherwise would be or probably would lead to a Change in Control.

18.           No Rights in Shares.  Optionee shall have no rights as a stockholder in respect of the Shares until the Optionee becomes the record holder of such Shares.

19.           Investment Representation.  Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with any federal or state securities law.  Moreover, any stock certificate for any Shares issued to Optionee hereunder may contain a legend restricting their transferability as determined by the Company in its discretion.  Optionee agrees that the Company shall not be obligated to take any affirmative action in order to cause the issuance or transfer of Shares hereunder to comply with any law, rule or regulation that applies to the Shares subject to the Option.

20.           Securities Requirements.  The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any Shares of Common Stock to be issued hereunder or to effect similar compliance under any state laws.  Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evidencing Shares unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities, and the requirements of any securities exchange on which Shares are traded.  The Committee may require, as a condition of the issuance and delivery of certificates evidencing the Shares pursuant to the terms hereof, that the recipient of such Shares make such covenants, agreements and representations, and that such certificates bear such legends, as the Committee, in its discretion, deems necessary or desirable.

OPTIONEE UNDERSTANDS AND AGREES THAT, IF AT THE TIME OF ANY PURPORTED EXERCISE OF THE OPTION, SUCH EXERCISE IS NOT REGISTERED UNDER THE ACT, THE COMPANY MAY REQUIRE AS A PRECONDITION TO SUCH ISSUANCE THAT OPTIONEE BE AN “ACCREDITED INVESTOR”, AS SUCH TERM IS USED IN REGULATION D UNDER THE ACT, AND THAT OPTIONEE MAY NOT BE ABLE TO SATISFY SUCH CONDITION.

The Company may imprint on the certificate for such Shares the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT UPON SUCH REGISTRATION OR UPON RECEIPT BY THE CORPORATION OF AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION, IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION, THAT REGISTRATION IS NOT REQUIRED FOR SUCH SALE OR TRANSFER.

21.           No Guarantee of Employment or Directorship.  The Option shall not confer upon Optionee any right to continued employment or membership on the Company’s Board of Directors, nor shall it interfere with any right the Board of Directors or Stockholders would otherwise have to terminate Optionee’s membership on the Board of Directors at any time, with or without cause.

22.           Withholding of Taxes.  The Company shall have the right to (a) make deductions from the number of Shares otherwise deliverable upon exercise of the Option in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law, or (b) take such other action as may be necessary or appropriate to satisfy any such tax withholding obligations, including without limitation by requiring Optionee to remit to the Company an amount in cash sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the exercise of the Option.

23.           Requirements of Law.  The granting of Options and the issuance of Shares hereunder shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.  Certificates evidencing shares of Common Stock delivered under this Agreement (to the extent that such shares are so evidenced) may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules and regulations of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed or to which it is admitted for quotation, and any applicable federal or state securities law.  The Committee may cause a legend or legends to be placed upon such certificates (if any) to make appropriate reference to such restrictions.

24.           Rule 16b-3 Securities Law Compliance.  With respect to Insiders, transactions hereunder are intended to comply with all applicable conditions of Rule 16b-3 under the Exchange Act.  Any ambiguities or inconsistencies in the construction of an Option shall be interpreted to give effect to such intention.  However, to the extent any action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee in its discretion.

25.           Grant Terms.  The following capitalized terms shall have those meanings set forth opposite them:

a.             Optionee:

b.             Grant Date:                          ,200

c.             Shares:                   (             )

d.             Option Price:                 Dollars (             ) per Share.

e.             Option Period:                  (        ) years.

f.              Vesting Schedule: The Shares subject to this Option shall vest as follows:

Date	Options Vesting
, 2001
, 2002
, 2003
Total

26.           Employment Agreement Governs. In the event that, on any relevant date, there is in effect an Employment Agreement which purports to supersede or govern any term or provision of the Option, then such term or provision of the Option shall be superseded or governed (as the case may be) by the applicable terms and provisions of such Employment Agreement, including without limitation any applicable definitions contained therein.

27.           Authority of Committee. Except as may be limited by law and subject to the provisions herein, the Committee shall have full power to construe and interpret the Option. All determinations and decisions made by the Committee shall be made in its discretion pursuant to the provisions hereof, and shall be final, conclusive and binding on all persons, including the Company, its shareholders, Optionee and their estates and beneficiaries.

28.           General.

a.             Notices.  All notices under this Agreement shall be mailed or delivered by hand to the parties at their respective addresses set forth beneath their signatures below or at such other address as may be designated in writing by either of the parties to one another.  Notices shall be effective upon receipt.

b.             Amendment and Termination.  No amendment, modification or termination of the Option or this Agreement shall be made at any time without the written consent of Optionee and the Company.

c.             No Guarantee of Tax Consequences.  The Company and the Committee  make no commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under the Option.  The Optionee has been advised and been provided the opportunity to obtain independent legal and tax advice regarding the grant and exercise of the Option and the disposition of any Shares acquired thereby.

d.             Severability.  In the event that any provision of this Agreement shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of the Agreement, and the Agreement shall be construed and enforced as if the illegal, invalid, or unenforceable provision had not been included herein.

e.             Successors.  All obligations of the Company hereunder with respect to Options granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

f.              Gender, Tense and Headings.  Whenever the context so requires, words of the masculine gender used herein shall include the feminine and neuter, and words used in the singular shall include the plural.  Section headings as used herein are inserted solely for convenience and reference and constitute no part of the interpretation or construction of the Agreement.

g.             Supersedes Prior Agreements.  This Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Optionee regarding the grant of the Options covered hereby.

h.             Governing Law.  The Option, and all matters relating thereto, shall be governed by, and construed in accordance with, the domestic substantive laws of the State of Maryland without regard to any choice or conflicts of law principles which would cause the application of the domestic substantive laws of any other jurisdiction,  to the extent federal law does not supersede and preempt Maryland law.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has, effective as of the Grant Date, caused this Agreement to be executed on its behalf by its duly authorized officer, and Optionee has hereunto set his hand as of the same date, which date is the date of grant of this Option.

KEY ENERGY SERVICES, INC.

By:
Name:
Title:

Address for Notices:

Key Energy Services, Inc.
1301 McKinney Street, Suite 1800
Houston, Texas 77010
Attention: General Counsel

OPTIONEE

Address: